EXHIBIT 15

                             ARTHUR ANDERSEN LLP





To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. has incorporated by reference in its Form S-8 Registration Statements File Nos. 033-53469, 333-31989 and 333-59031 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended May 1, 1999, which includes our report dated May 14, 1999, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                                 Very truly yours,



                                                 /s/  Arthur Andersen LLP
                                                 ---------------------------
                                                 ARTHUR ANDERSEN LLP

Detroit, Michigan
June 11, 1999